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                                                                    Exhibit 10.2

                                LEASE AGREEMENT
                        (Single Tenant Facility) - 1996


ARTICLE ONE: BASIC TERMS.

     This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

     Section 1.1. Date of Lease: February 14, 1997

     Section 1.2. Landlord (include legal entity): CORPORATE ESTATES, INC., a California corporation, and MITCHELL INVESTMENTS, LLC, a Tennessee limited liability company

                 Address of Landlord:       8413 Jackson Road, Suite C
                                            Sacramento, CA 95826

     Section 1.3. Tenant (include legal entity): GENESIS DIRECT NINE, LLC, a Delaware limited liability company

                 Address of Tenant:         Genesis Direct Nine, LLC
                                            One Bridge Plaza, Suite 680
                                            Fort Lee, New Jersey 07024-0407

     Section 1.4. Property: an office/warehouse building consisting of approximately 500,000 square feet of total area currently under construction by Landlord on the land in Shelby County, Tennessee described on the attached Exhibit A, incorporated herein by reference, and known as 4770 Southpoint Drive.

     Section 1.5. Lease Term: 10 years 2 months beginning on the "Commencement Date" (defined in Rider Paragraph 2) or such other date as is specified in this Lease, and ending on the last day of the month in which the date that is the ten
(10) year and two (2) month anniversary of the Commencement Date shall occur (the "Expiration Date").

     Section 1.6. Permitted Uses (See Article Five): office/warehouse, shipping, receiving, distribution and light manufacturing

     Section 1.7. Tenant's Guarantor (if none, so state): Genesis Direct, Inc., a Delaware corporation, pursuant to the terms of the Guaranty of even date herewith from Tenant's Guarantor to Landlord.

     Section 1.8. Brokers (See Article fourteen) (if none, so state):

                 Landlord's Broker:      None

                 Tenant's Broker:        Weston Companies/The Galbreath Company

     Section 1.9. Commission payable to Landlord's Broker (See Article Fourteen): None



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     Section 1.10. Initial Security Deposit (See Section 3.3): $650,000.00. See
paragraph 6 of the attached Rider.

     Section 1.11. Vehicle parking Spaces Allocated to Tenant: 500, as per the Parking Specifications attached hereto as Exhibit A-1.

     Section 1.12. Rent and Other Charges Payable by Tenant:

     (a) BASE RENT: ONE HUNDRED EIGHT THOUSAND THREE HUNDRED THIRTY-THREE and 33/100 DOLLARS ($108,333.33) per month, for the first 62 months, and shall be increased on the first day of the 61st month after the Rental Commencement Date (hereinafter defined) to ONE HUNDRED NINETEEN THOUSAND ONE HUNDRED SIXTY-SIX and 67/100 DOLLARS ($119,166.67) per month for the remaining 60 months of the Lease term; which monthly base rent shall be payable as provided in Section 3.1.

     (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.2);
(ii) Utilities (See Section 4.3); (iii) Insurance Premiums (See Section 4.04);
(iv) Impounds for Insurance Premiums and Property Taxes (See Section 4.7); (v) Maintenance, Repairs and Alterations (See Article Six).

     Section 1.13. Landlord's Share of Profit on Assignment or Sublease (See
Section 9.5): fifty percent (50%) of the profit (the "Landlord's Share").

     Section 1.14. Riders: The following Riders are attached to and made a part of this Lease: (If none, so state) Rider of even date, containing paragraphs 1-14.


ARTICLE TWO. LEASE TERM.

     Section 2.1. Lease of Property for Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.5 above and shall begin and end on the dates specified in Section 1.5 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.5 above for the beginning of the Lease Term, unless delayed under any provision of this Lease.

     Section 2.2. Delay in Commencement. Except as provided in paragraph 9 of the Rider, Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant by April 1, 1997. Landlord's non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except as set forth in Rider Paragraph 9 and that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. Upon delivery of possession of the Property to Tenant, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and Expiration Date of the Lease.

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     Section 2.3. Early Occupancy. If Tenant occupies the Property prior to the
Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease, except that in no event shall rent be payable by Tenant until the Rental Commencement Date (hereinafter defined) if such occupancy is for the purpose of preparing the Property for Tenant's occupancy of the Property during the Lease Term.

     Section 2.4. Holding Over. Tenant shall vacate the Property upon the Expiration Date or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the Expiration Date or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month to month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).


ARTICLE THREE: BASE RENT.

     Section 3.1. Time and Manner of Payment. Anything herein to the contrary notwithstanding, Base Rent shall be abated in its entirety for the first two (2) full months of the Lease Term. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in paragraph 1.12(a) above for the third full calendar month of the Lease Term. On the first day of the fourth full calendar month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, and, except as otherwise set forth in this Lease, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing. Base Rent for any partial calendar month at the beginning of the Lease term shall be prorated and shall be payable on the first day of the third full calendar month of the Lease term.

     Section 3.2. Security Deposit; Increases. Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. Landlord shall keep the Security Deposit in an interest bearing account and, until applied in accordance with the terms hereof, shall be deemed the property of Tenant subject to a security interest (hereby granted) in such funds in favor of Landlord. Interest on the Security Deposit shall be added to the Security Deposit. At Tenant's option, Tenant may furnish an irrevocable, unconditional letter of credit in such amount (the "Letter of Credit:"). The Letter of Credit must:

         (i)   be in favor of Landlord or its assignee as beneficiary;

         (ii) provide for automatic renewals, without amendment, for consecutive periods of one year each, unless the issuing bank or financial institution sends written notice to Landlord by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed;

         (iii) be issued by Chase Manhattan Bank, N.A., or another financial institution satisfactory to Landlord in Landlord's sole discretion; and

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         (iv)  provide that it can be drawn upon by Landlord's certification that Tenant is in default under this Lease beyond any applicable cure period. In the event Landlord draws under the Letter of Credit and applies the proceeds to cure a default by Tenant hereunder, the balance, if any, of such proceeds shall be retained by Landlord and held as a cash Security Deposit and invested at interest as above provided. Tenant shall restore the amount so applied by Landlord in cash or in the form of a new letter of credit.

     Section 3.3. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and no more than fifteen
(15) days after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of this Lease.


ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT.

     Section 4.1. Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

     Section 4.2. Property Taxes.

     (a) Real Property Taxes. Tenant shall pay all Real Property Tax (hereinafter defined) on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Section 4.2(c) and Section 4.7 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10)-day period, Tenant shall furnish Landlord with reasonable evidence that the Real Property Tax has been paid. Prior to the time that Tenant shall be obligated to pay same pursuant to the immediately preceding sentence, Landlord shall advance to Tenant any Real Property Tax to be paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the Real Property Tax when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent. See Paragraph 8 of the attached Rider.

     (b) Definition of "Real Property Tax." "Real Property Tax" means: (i) any ad valorem fee, license fee, license tax, business license fee, commercial rental tax, levy charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property, provided that for such purposes, the rent paid by Tenant for the Property shall be deemed Landlord's sole source of income, (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property (excluding transfer and transfer gains tax); and (v) any charge or fee replacing any tax previously included within the definition of Real Property Tax. "Real Property Tax" does not, however, include

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Landlord's federal, state, or local income, franchise, inheritance, estate taxes or similar taxes.

         (c) Joint Assessment. Landlord shall have the Property separately assessed. Until the Property is separately assessed, Landlord shall reasonably determine Tenant's share of the Real Property Tax payable by Tenant under
Section 4.2(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

         (d) Personal Property Taxes.

                 (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall reasonably try to have personal property taxed separately from the Property.

                 (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

         (e) Tenant's Right to Contest Taxes. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the Real Property Tax. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceedings or contest, Tenant shall pay when due pursuant to such final determination, the Real Property Tax due, together with all costs, charges, interest and penalties incidental to the proceedings. If Tenant does not pay the Real Property Tax when due and contests such taxes, Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant. The amount of such deposit shall be sufficient to pay the Real Property Tax plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant's action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to the Real Property Tax due, as determined at such proceedings. Such Real Property Tax shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a "tax sale" or similar enforcement proceeding.

         Section 4.3. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. Landlord shall construct the Property with all utilities brought to the Building and with all utilities and services supplied to the Property being separately metered.

         Section 4.4. Insurance Policies.

         (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be ONE MILLION DOLLARS

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($1,000,000.00) per occurrence and shall be subject to periodic increase to amounts consistent with that carried by occupants of similarly situated properties used for the same purposes as the Property based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors, but in no event shall the amount of such insurance be required to exceed $5,000,000.00 per occurrence. The liability insurance obtained by Tenant under this Section 4.4(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.5, if the matters giving rise to the indemnity under Section 5.5 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligations under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

         (b) Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one (1) year's Base Rent, plus estimated Real Property Tax and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.4, in an amount not to exceed TWENTY-FIVE THOUSAND DOLLARS ($25,000.00). Tenant shall not knowingly do or permit anything to be done which invalidates any such insurance policies. If Tenant notifies Landlord that it is able to obtain a policy of insurance complying with this Section and subsection (d)below at a lower premium than being paid for Landlord's policy, Landlord shall cause the cancellation of its own policy and Landlord's policy shall be substituted with the policy obtained by Tenant.

         (c) Payment of Premiums. Subject to Section 4.7, Tenant shall pay all premiums for the insurance policies described in Sections 4.4(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Section 4.4(a). If insurance policies maintained by Landlord cover improvements to real property other than the Property, Landlord shall deliver to Tenant a statement, subject to Tenant's approval, of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable only for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Landlord and Tenant shall deliver to each other copies of all policies of insurance which the other is required to maintain under this Section 4.4. At least thirty (30) days prior to the expiration of any such policy, Landlord and Tenant shall deliver to the other a renewal of any such policy as an alternative to providing a policy of insurance. Landlord and Tenant shall have the right to provide the other a certificate of insurance, executed by an authorized officer of the insurance company, showing that

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the insurance which the other is required to maintain under this Section 4.4 is in full force and effect and containing such other information which the other party reasonably requires.

         (d) General Insurance Provisions.

                 (i) Any insurance which Tenant or Landlord is required to maintain under this Lease shall include a provision which requires the insurance carrier to give the other party not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage. All such policies shall name Landlord's mortgagee as additional insured or loss payee, as applicable.

                 (ii) If Landlord or Tenant fails to deliver a policy, certificate or renewal to the other required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without the other party's consent, the other party may obtain such insurance, in which case, as applicable, Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance, or Tenant shall take a credit against the Base Rent next coming due in the amount of the cost of such insurance.

                 (iii) All insurance required under this Lease shall be carried with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.4 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.4 is for the primary benefit of Landlord. If at any time during the Lease Term, Landlord or Tenant is unable to maintain the insurance required under the Lease, they shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, and for properties like the Property, as that coverage may change from time to time.

                 (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

                 (v) Tenant may carry any insurance required under this lease in an umbrella policy or other policy covering Tenant and the Property along with other affiliates of Tenant and their respective properties.

                 (vi) Landlord and Tenant each shall endeavor to secure an appropriate clause in, or an endorsement upon, each property or casualty insurance policy insuring the Building or the Property pursuant to which the insurance company waives subrogation against the other party, or permits the insured, prior to a loss, to waive any claim it may have against the other party without invalidating the coverage under the insurance policy. If either party's insurer shall refuse to issue such clause or endorsement even with an additional premium, then the other party shall have the right to designate another insurer complying with the conditions of subsection (d)(iii) of this Section 4.4 who would be prepared to permit such clause or endorsement.

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         Section 4.5. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten
(10) days after it becomes due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment; no more than one late charge shall be applied against any payment due. Notwithstanding the foregoing, Landlord shall not impose a late charge without giving Tenant written notice that Tenant is delinquent in paying any rent due hereunder and allowing Tenant a period of five
(5) days from receipt of such notice to pay such delinquent rent unless Tenant has previously been notified by Landlord of a delinquency in paying rent at any time within the immediately preceding twelve (12) month period, in which event no notice shall be required to be given by Landlord prior to imposition of the late fee.

         Section 4.6. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid within ten (10) days after it first becomes due shall bear interest at the rate of twelve percent (12%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

         Section 4.7. Impounds for Insurance Premiums and Real Property Taxes. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than three (3) times in any consecutive twelve (12) month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual Real Property Tax and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Unless otherwise provided in the existing Mortgage on the Property, Landlord shall hold such payments in an interest bearing impound account and the interest thereon shall be added to such amount. If unknown, Landlord shall reasonably estimate the amount of Real Property Tax and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease and Landlord terminates this Lease or Tenant abandons the Property, Landlord may apply any funds in the impound account to any obligation then due under this Lease. Tenant's payments under this Section 4.7 shall be in satisfaction of Tenant's obligations for payment of Real Property Tax under Section 4.2.

         Section 4.8. Management Fees. Tenant shall reimburse Landlord monthly for management fees in connection with the Property in an amount not to exceed two and one-half percent (2-1/2%) of the monthly Base Rent whether or not such fees are actually paid or incurred by Landlord. In consideration of payment of such management fees by Tenant, Landlord shall, upon request, arrange for and monitor performance of service contracts for landscape maintenance and trash removal with respect to the Property. Such service contracts shall be in Tenant's name and Tenant shall pay all charges and fees due the service provider thereunder without markup. Should Landlord fail or refuse to provide such services as requested and such failure or refusal continues for a period of fifteen (15) days after notice from Tenant, Tenant may cease payment of said management fees until such time as Landlord is requested to and does provide such services.

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     Section 4.9. Maintenance Expense. Tenant shall reimburse Landlord for amounts paid by Landlord as Landlord's share of the costs of maintenance and repair (but not the initial construction) of Southpoint Drive pursuant to the Declaration of Ingress-Egress Easement recorded under Register's No. FZ 0217, Shelby County Register's Office, in an amount not to exceed $10,000.00 for each lease year, cumulative, but not in any event to exceed $30,000.00 per each consecutive four (4) year period.


ARTICLE FIVE: USE OF PROPERTY.

     Section 5.1. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.6 above.

     Section 5.2. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy (provided that Landlord obtains a temporary certificate of occupancy subject only to final inspection of Tenant's materials handling and storage equipment and racking; and all other certificates and permits, if any, required with respect to the construction and operation of the "Shell Building"), required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the specific use by Tenant of the Property, including the Occupational Safety and Health Act (as opposed to the general compliance by the Building with applicable statutes, ordinances, rules, regulations, orders and requirements, which shall be Landlord's obligation).

     Section 5.3. Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including, without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently regulated as "hazardous" or "toxic" under applicable federal, state or local law. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees (other than Hazardous Materials used in compliance with applicable law for ordinary cleaning, maintenance or office purposes provided that such Hazardous Materials are used, handled or stored upon the Property only in the minimum quantities necessary for such purposes) without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

     Section 5.4. Signs and Auctions. Subject to the remaining portions of this Section, Tenant shall not place any signs on the Property without Landlord's prior written

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consent. Landlord will not unreasonably withhold its consent to signs proposed by Tenant for placing on or above the doors of the Property identifying Tenant's business. Landlord shall furnish two (2) pylon mounted signs and parking, loading and shipping dock signage comparable to similar signage on other buildings in Southpoint Distribution Park. No signs shall be permitted on the Building except as provided in the previous two sentences. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

         Section 5.5. Indemnity. Subject to Section 4.4(d)(iv) and subject to Landlord's representations and warranties as to the permitted uses of the Property contained in Section 6.2, Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from:
(a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease;
(d) any material misrepresentation or material breach of material warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant (excluding immaterial representations or immaterial breaches of warranties). Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any injury or claim arising out of Landlord's negligence or willful act or failure to act. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

         Landlord shall indemnify Tenant against and hold Tenant harmless from any and all costs, claims or liability arising from: (a) any breach or default in the performance of Landlord's obligations under this Lease; (b) any material misrepresentation or material breach of warranty by Landlord under this Lease;
(c) other acts or omissions of Landlord; or (d) any entry or testing by Landlord on the Property under Section 5.6 below. Landlord shall defend Tenant against any such cost, claim or liability at Landlord's expense with counsel reasonably acceptable to Tenant or, at Tenant's election, Landlord shall reimburse Tenant for any reasonable legal fees or costs incurred by Tenant in connection with any such claim. As used in this Section, the term "Landlord" shall include Landlord's employees, agents, contractors and invitees, if applicable.

         Notwithstanding anything herein to the contrary, Landlord shall have no liability to Tenant for damages to Tenant's property, inventory or other personalty, or for consequential damages or damages for loss of Tenant's business, except if caused by Landlord's gross negligence or willful misconduct.

         Section 5.6. Landlord's Access. Landlord or its agents may enter the Property at all reasonable times during business hours to show the Property to potential buyers, investors or (during the last six (6) months of the Lease
Term) tenants, without interfering with the conduct of Tenant's business, to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary, or to comply with Landlord's repair and maintenance obligations under this Lease. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property during the last six (6) months of the Lease Term.

         Section 5.7. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may peaceably and quietly occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease. Landlord expressly warrants that all rights of Honeywell Inc.
to lease the Property have been terminated.


ARTICLE SIX:   CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

         Section 6.01. Existing Conditions. Tenant accepts the Property in its condition as of the Commencement Date, subject to all recorded matters listed on Exhibit A-2, laws, ordinances, and governmental regulations and orders and to Landlord's completion of the building in accordance with Rider Paragraph 1. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto, except as set forth in this Lease.

         Section 6.2. Exemption of Landlord from Liability. Landlord represents that the zoning applicable to the Premises permits the construction and completion of the Property (including the parking) and for operation of the Property for the purposes permitted hereby. Landlord warrants that the Property, upon "substantial completion" (hereinafter defined) shall be free from defects. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from:
(a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage or obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant unless Landlord negligently or willfully obstructs such access.

         Section 6.3. Intentionally Deleted.

         Section 6.4. Tenant's Obligations.

         (a) Except as provided in Article Seven (Damage Destruction) and Article Eight (Condemnation) and Rider Paragraphs 4 and 12, Tenant shall keep all portions of the Property (including nonstructural, interior, exterior, and landscaped areas, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended, if extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended, if extended) and Tenant shall not be obligated to undertake such replacement until Landlord has deposited with Tenant Tenant's reasonable estimate of the cost of such replacement. Notwithstanding the foregoing, in no event shall Tenant be obligated to undertake any replacement during the last year of the Lease Term (as extended, if extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. If any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in a condition commensurate with the other buildings in the Project used for purposes similar to the Property, subject to ordinary wear and tear.

         (b) Tenant shall fulfill all of Tenant's obligations under this Section 6.4, at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.4, Landlord may as necessary to avoid further damage to or deterioration of the Building or deterioration of landscaping plants and/or materials, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

         (c) If Landlord fails to maintain the Property or perform any other obligation of Landlord as required under this Lease, Tenant, upon ten (10) days' prior notice to Landlord (except no notice shall be required in the case of an emergency), may perform such maintenance or repair (or replacement, if needed) or other obligation on behalf of Landlord and shall take a credit against the Base Rent for all reasonable costs incurred in performing such maintenance or repair. Tenant shall not perform such maintenance or repair if Landlord within such ten (10) day period commences performance and thereafter continues diligently to complete performance of such obligation.

         Section 6.5. Alterations, Additions, and Improvements.

         (a) Tenant shall not make any alterations, additions, or improvements to the exterior of the Property or which are visible from the outside of the Building without Landlord's prior written consent. Landlord's consent shall not be required for (i) non-structural alterations to the interior of the Building which do not exceed $50,000.00 in each instance; and (ii) painting and other decorative alterations, installations and modifications of Tenant's materials storage and handling equipment and other trade fixtures. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount reasonably satisfactory to Landlord but in no event in excess of 105% of the contracted cost of the proposed alteration. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 6.5(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor reasonably approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts (if any), and proof of payment for all labor and materials. Landlord shall not unreasonably withhold its consent to structural changes to the Building to accommodate Tenant's materials handling equipment provided such changes do not reduce the original clear height or column spacing of the Building or otherwise materially adversely affect the ordinary function of the Building as a warehouse.

         (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

         Section 6.6. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received on the Commencement Date, except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction) or Rider Paragraph 4. In addition, Landlord may require Tenant to remove only those alterations, additions or improvements (made without Landlord's consent or made with Landlord's consent conditioned upon removal by Tenant at expiration of the Lease term) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All other alterations, additions and improvements shall, at Tenant's option, be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property and Tenant's materials storage and handling equipment and all non-affixed personalty of Tenant. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment (other than ordinary wear and tear). In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent; any power wiring or power panels; lighting or lighting fixtures; wall coverings; window blinds; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and permanently affixed decorations. It is expressly understood that Tenant shall not be obligated to remove any structural changes made to accommodate Tenant's materials handling equipment provided such changes do not reduce the original clear height of or column spacing of the Building or otherwise materially adversely affect the ordinary function of the Building as a warehouse.


ARTICLE SEVEN: DAMAGE OR DESTRUCTION

         Section 7.1. Partial Damage to Property.

         (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than ten percent (10%) of the Property is untenantable or inaccessible as a result of such damage), this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required unless Landlord has received insurance applicable thereto) to repair any damage to Tenant's fixtures, equipment, or improvements. Subject to the provisions of Section 13.12 hereof, if for any reason Landlord has not restored and repaired the damage to the Building and the Property within ninety (90) days after the date of said casualty, then Tenant shall have the option to terminate this Lease at any time thereafter prior to the substantial completion of the repair and restoration of the damage to the Building and the Property by Landlord by giving written notice to Landlord, which notice shall specify a date for expiration of the Lease, which date shall not be more than ninety (90) days after the giving of such notice.

         (b) Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies.

         (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

         Section 7.2. Substantial or Total Destruction.

         (a) If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.1 or if such damage, regardless of the size of the portion damaged, renders the Building unfit for the operation of Tenant's business), and if the Property can be rebuilt within six (6) months after the date of destruction, Landlord shall rebuild the Property at Landlord's own expense, and this Lease shall remain in full force and effect. Landlord shall rebuild the Property at Landlord's sole expense, except that Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies. In addition and subject to the provisions of Section 13.12 hereof, if for any reason Landlord has not restored and repaired the damage to the Building and the Property within six (6) months after the occurrence of said casualty and the removal of Tenant's equipment and other property sufficient to allow Landlord's contractor to begin restoration and repair, time being strictly of the essence, then Tenant shall have the option to terminate this Lease at any time thereafter prior to the substantial completion of the repair and restoration of the damage to the Building and the Property by giving written notice to Landlord, which notice shall specify a date for expiration of the Lease, which date shall not be more than ninety (90) days after the giving of such notice.

         (b) If the substantial or total damage to the Property occurs during the last twelve (12) months of the Lease Term, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred by giving written notice to the other within sixty (60) days after Tenant's notification to Landlord of the occurrence of the damage.

         Section 7.3. Temporary Reduction of Rent. If the Property is destroyed or damaged, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. Except for such possible reduction in rent, including but not limited to Base Rent, insurance premiums, Real Property Tax and management fee, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

         Section 7.4. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.2 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

         If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the Building is taken, or if any condemnation renders the Property unfit for Tenant's business as then being conducted, Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the Landlord within thirty (30) days after receipt of written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority takes title or possession). If Tenant does not terminate and provided that the Building can be restored to an economically usable unit, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. Tenant may also make a claim for an award for Tenant's loss of business and relocation costs. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority.


ARTICLE NINE: ASSIGNMENT AND SUBLETTING

         Section 9.1. Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.2 below. Landlord has the right to grant or withhold its consent as provided in Section 9.5 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than fifty percent (50%) of the partnership interests shall be deemed an assignment of this Lease requiring Landlord's consent. Except as set forth below, if Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall be deemed an assignment of this Lease requiring Landlord's consent. For the purposes hereof, "control" shall be deemed to mean ownership of not less than 50% of all of the voting stock of such corporation or not less than 50% of all of the legal and equitable interest in any other business entities.

         Section 9.2. Tenant Affiliate. Notwithstanding Section 9.1 above, Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease. This Article IX shall not apply in connection with a bona fide sale or other transfer by Tenant of its business or substantially all of its assets, or the sale of all or substantially all of Tenant's corporate stock or other interests in connection with such sale or other transfer of its business, provided such sale or other transfer is the primary purpose of the transaction and the assignment or other transfer of this lease is merely incidental thereto. Any assignment or subletting of this lease in connection with such sale or transfer (whether direct, by operation of law, or default by virtue of the sale of stock) shall be nonetheless subject to Landlord's prior written consent which Landlord shall not unreasonably withhold or delay, provided (i) the proposed assignee, sublessee or new stockholder is a reputable person of good character and of sound financial condition and Landlord has been furnished with reasonable proof thereof; (ii) the form of the proposed sublease or instrument of assignment shall be in form reasonably satisfactory to Landlord and shall comply with the provisions of this lease; (iii) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the lesser of (A) the net worth as shown on the consolidated financial statements of Tenant's parent, Genesis Direct, Inc. immediately prior to such transaction, or (B) the net worth as shown on the consolidated financial statements of Genesis Direct, Inc. on January 31, 1997; and (iv) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. In addition, Tenant shall have the right to retain a sublease interest in the Property and/or a reassignment of this Lease as collateral security for any obligation which the purchaser of Tenant's business shall owe to Tenant or its stockholders in connection with any such transaction.

         Section 9.3. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

         Section 9.4. Offer to Terminate. If Tenant desires to assign the Lease or sublease eighty percent (80%) or more of the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply; and Landlord shall pay to Tenant (which obligation to pay shall survive the termination of this Lease) fifty percent (50%) of the "profit" Landlord receives or may receive from any reletting of the Property over the period that would have been the original Lease term but for such termination. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.5 with respect to any proposed transfer shall continue to apply. As used in this Section 9.4, the term "profit" shall mean all amounts Landlord receives from such reletting which exceed the amounts which would have been received from Tenant over the original Lease Term, less costs and expenses incurred directly by Landlord in connection with the execution and performance of the new lease for broker's commissions, advertising, legal fees and expenses, tenant improvements, and renovations, and concessions. Tenant's share of the "profit" received by Landlord shall be paid as received by Landlord, after recovery by Landlord of all of the foregoing costs and expenses.

         Section 9.5. Landlord's Consent.

         (a) Tenant's request for consent to any transfer described in Section
9.1 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord reasonably deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property: (ii) the net worth and financial reputation of the proposed assignee or subtenant: (iii) Tenant's material compliance with all of its material obligations under the Lease: and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

         (b) If Tenant assigns or subleases, the following shall apply:

                 (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money (other than amounts paid for the purchase of Tenant's fixtures and improvements), monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions, advertising, legal fees and expenses, moving expenses, transfer taxes and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such cost and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Property shall be calculated as the rent allocable to the subleased space as a percentage on a square footage basis.

                 (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records, only as they apply to such transaction, to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be consent to any further assignment or subletting. The breach of Tenant's obligation under this
Section 9.5(b) shall be a material default of the Lease.

         Section 9.6. No Merger. No merger shall result from Tenant's sublease of the Property under this Article Nine and Tenant's surrender of this Lease to Landlord or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

     Section 10.1. Defaults. Tenant shall be in material default under this
Lease:

     (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.4;

     (b) If Tenant fails to pay rent or any other charge when due and continues to do so for ten (10) days after written notice from Landlord;

     (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease as specified in subsection (d) immediately following. The notice required by this
Section is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

     (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within sixty (60) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

     (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

     Section 10.2. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

     (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided;(iii) the worth at the time of the award of the amount by which the unpaid Base Rent, and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount (not accounted for in clauses (i), (ii) or (iii) above) necessary to compensate Landlord (but not consequential damages) for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fee incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate per annum of one percent (1%) over the then prime rate, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property for one (1) year or more, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Section 10.2(a), or (ii) proceeding under Section 10.2(b);

     (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

     (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

     Section 10.3. Repayment of "Free" Rent. The rent that would be payable during the first two months of the Term but for the abatement thereof is called the "Abated Rent". If this Lease terminates as a result of Tenant's default and failure to cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case, Abated Rent shall be calculated based on the full initial rent payable under this Lease.

     Section 10.4. Automatic Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.2 hereof (none of which actions may be taken until expiration of any applicable grace period), including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

     Section 10.5. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN. PROTECTION OF LENDERS.

         Section 11.1. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall reasonably cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased (except for the performance of ministerial acts), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default beyond any applicable grace periods. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

         Section 11.2. Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, this Lease shall not be terminated and Tenant shall attorn to the transferee or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

         Section 11.3. Signing of Documents. Tenant shall sign and deliver any instrument or documents reasonably necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within twenty (20) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

         Section 11.4. Non-Disturbance-Agreement.

         Anything contained in this Lease to the contrary notwithstanding, Tenant's subordination or attornment to a ground lessor or the holder of a deed of trust or mortgage is conditioned on Tenant's receipt from such lessor or holder of a Non-Disturbance Agreement.

         "Non-Disturbance Agreement" shall mean an agreement, in recordable form, executed, acknowledged and delivered by a holder or lessor to Tenant, providing in substance that so long as no default exists under this Lease which is continuing after notice and beyond the expiration of any applicable grace period, (i) the holder or the lessor, as applicable, shall not name or join Tenant nor any person claiming through or under Tenant as a party defendant to any action for foreclosure or other enforcement of the remedies under the mortgage, deed of trust or lease as applicable; (ii) the leasehold, possession and use of the Property in accordance with the terms of this Lease and all other rights of Tenant (and any person claiming through or under Tenant) under this Lease shall not be interfered with, affected or disturbed in any way by reason of the subordination of this Lease to such mortgage, deed of trust or lease or any sale pursuant to any foreclosure, deed or assignment in lieu of foreclosure or similar device; (iii) this Lease shall not be terminated in connection with, or by reason of, foreclosure or other proceedings or by reason of a transfer of the Landlord's interest under this Lease pursuant to the taking of a deed or assignment in lieu of foreclosure or similar device, or by reason of the termination or expiration of a ground lease or by other enforcement proceeding with respect to any mortgage, deed of trust or ground lease, and this Lease shall be unaffected by any of the foregoing proceedings.

         Section 11.5. Estoppel Certificates.

         (a) Upon either party's written request, the other party shall execute, acknowledge and deliver a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; and (iv) that the other party is not in default under this Lease (or, if the other party is claimed to be in default, stating why). Such a statement shall be delivered within ten (10) days after request. Tenant may give any such statement by Landlord to any prospective purchaser or encumbrancer of the Property. Landlord may give any such statement by Tenant to any prospective purchaser, investor, subtenant or assignee. Any Party may rely conclusively upon such statement as true and correct.

         (b) If either party does not deliver such statement to the other within such ten (10) day period, the other party, and any prospective purchaser or encumbrancer, investor, subtenant or assignee, as applicable, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented; (ii) that this Lease has not been canceled or terminated except as otherwise represented; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that the other party is not in default under the Lease. In such event, the party failing to deliver the statement shall be estopped from denying the truth of such facts.

         Section 11.6. Tenant's Financial Condition. Within ten (10) days after written request from Landlord in connection with Tenant's request for consent to a sublease, a sale or financing transaction with regard to the Building or in connection with Rider Paragraph 11, or for any other reason which Landlord may reasonably request, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee or subtenant; it being understood, however, that Tenant has not made any representation or warranty regarding its net worth and the failure to maintain or obtain any level of net worth shall have no effect on Tenant's rights hereunder. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements of Tenant and/or its parent required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in the foregoing sentence.


ARTICLE TWELVE: LEGAL COSTS

         Section 12.1. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this

Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs Landlord incurs in any such claim or action.

         Landlord shall also indemnify Tenant against and hold Tenant harmless from all costs, expenses, demands and liability Tenant may incur if Tenant becomes or is made a party to any claim or action (a) instituted by Landlord against any third party, or by any third party against Landlord, or by or against any person holding any interest under or using the property by license of or agreement with Landlord; (b) for foreclosure of any lien for labor or material furnished to or for Landlord or such other person; (c) otherwise arising out of or resulting from any act or transaction of Landlord or such other person; or (d) necessary to protect Tenant's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Landlord shall defend Tenant against any such claim or action at Landlord's expense with counsel reasonably acceptable to Tenant or, at Tenant's election, Landlord shall reimburse Tenant for any reasonable legal fees or costs Tenant incurs in any such claim or action.

         Section 12.2. Landlord's Consent. Tenant shall pay Landlord's reasonable out-of-pocket attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent under the terms of this Lease.


ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

         Section 13.1. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

         Section 13.2. Landlord's Liability; Certain Duties.

         (a) As used in this Lease, the term "Landlord" means only the then current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title.

Any Landlord who transfers its title or interest in an arms'-length transaction for value is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

         (b) Subject to Tenant's rights under Section 13 of the attached Rider and under Section 6.4(c): except in the event of an emergency, Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty
(30) days to cure, Landlord shall not be in default if such cure is commenced by Landlord or such mortgagee within such thirty (30) day period and thereafter diligently pursued to completion.

         (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and the proceeds thereof, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease, except to the extent of the proceeds of the Property.

         Section 13.3. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

         Section 13.4. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conducts, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission (other than Landlord, its agents, employees, contractors, invitees or successors).

         Section 13.5. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

         Section 13.6. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.3 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes with copies to the address specified in Section 1.3 above and to Tenant's Guarantor, Genesis Direct, Inc., One Bridge Plaza, Suite 680, Fort Lee, New Jersey 07024-0407, and Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, 153 East 53rd Street, New York, New York 10022, Attention:
Stephen L. Rabinowitz, Esq. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

         Section 13.7. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         Section 13.8. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded against the Property and the expansion lot. The party requiring such recording shall pay all transfer taxes and recording fees.

         Section 13.9. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

         Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

         Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant, or Landlord, shall be jointly and severally liable for all obligations of Tenant, or Landlord, as applicable.

         Section 13.12. Force Majeure. If either Landlord or Tenant cannot perform any of its obligations due to events beyond such party's reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond a party's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions but shall not include insufficiency of funds. Without limiting Tenant's rights under the other provisions of this Lease giving Tenant the right to abatement of Rent, this provision shall not extend the time for performance by Tenant of any of Tenant's financial obligations hereunder, including without limitation the timely payment of Rent.

         Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.


ARTICLE FOURTEEN: BROKERS

         Section 14.1. Broker's Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Tenant's Broker named in Section 1.8 above, as provided in the written agreement between Landlord and Tenant's Broker.

         Section 14.2. Agency Disclosure; No Other Brokers. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except: See paragraph 7 of the attached Rider.


ARTICLE FIFTEEN: COMPLIANCE

         The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

         Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

                                            "LANDLORD"

Signed on February 24, 1997                 CORPORATE ESTATES, INC.
at Sacramento, California
                                            By: /s/ Linda M. Stanley
                                               ----------------------------
                                                 Linda M. Stanley
                                            Its: President

Signed on February 25, 1997                 MITCHELL INVESTMENTS, LLC
at Memphis, TN
                                            By: /s/ Dudley Mitchell
                                               ----------------------------
                                                 Dudley Mitchell
                                            Its: Chief Manager

                                            "TENANT"

Signed on February 13, 1997                 GENESIS DIRECT NINE, LLC
at Ft. Lee, NJ
                                            By: Genesis Direct Inc.
                                               ---------------------------

                                            Its: Managing Member
                                               ---------------------------

                                            By:  /s/ Hunter Cohen
                                               ---------------------------

                                            Its: EVP, COO
                                               ---------------------------

                                      RIDER

     DATED FEBRUARY __, 1997, TO LEASE AGREEMENT DATED FEBRUARY 14, 1997, BETWEEN CORPORATE ESTATES, INC. and MITCHELL INVESTMENTS, LLC, AS LANDLORD, AND GENESIS DIRECT NINE, LLC, AS TENANT

If there is any inconsistency between this Rider and the Lease to which it is attached, the provisions of this Rider shall prevail.

         1. Construction of the Building. Landlord currently has under construction a warehouse/office building consisting of approximately 500,000 square feet (the "Building") on the real property described in the attached Exhibit A to this Lease and Rider. The Building will be constructed in accordance with the Building Specifications attached as Exhibit B. Landlord will cause the Building to be constructed in accordance with all applicable federal, state and local laws, regulations, codes and ordinances, including, but not limited to, applicable requirements of the Americans with Disabilities Act.

Landlord shall construct the Building (including installation of all restroom facilities required to satisfy building code requirements) and all exterior lighting, landscaping, parking areas and driveways and painting of the interior and exterior walls at Landlord's sole cost; however, Tenant shall pay all costs of constructing Tenant's office improvements in the Building in accordance with plans and specifications to be prepared by Landlord and approved by Tenant, such costs to be paid by Tenant promptly in progress payments during the course of construction under Landlord's construction contract for such office improvements. Landlord shall submit the approved plans for Tenant's office improvements for bids and advise Tenant of the price to construct said improvements. Tenant shall have the opportunity to eliminate or add construction items after receipt of bids in order to adjust the bid price to an amount which is acceptable to Tenant prior to Landlord's contracting for such improvements.

         2. Term of Lease. The term of the Lease shall commence on the date (the "Commencement Date") that is the later of (i) April 1, 1997, and (ii) the date the entire Building including all office improvements is "substantially completed" (as hereinafter defined) and extend for a period often (10) years and two (2) months from such date plus the number of days necessary to end the Lease Term on the last day of a month. Provided that Tenant approves the plans and the costs for construction of Tenant's office improvements on or before February 15, 1997, Landlord covenants to deliver the entire Building in "substantially completed" condition on or before April 1, 1997.

         As used herein, the term "substantially completed" shall mean that the Building including Tenant's office improvements has been completed to the point that it may be safely and lawfully occupied (including issuance of a temporary certificate of occupancy subject only to final inspection of Tenant's materials handling and storage equipment and racking by applicable governmental authorities and all other certificates and permits) for the intended use, subject only to correction of minor defects or imperfections commonly referred to as "punch list" items; provided that all "punch list" items shall be completed within 30 days after Tenant has completed installation of its materials storage and delivery system.

         Notwithstanding the above, if Tenant fails or neglects to approve either the plans or the costs for construction of Tenant's office improvements in writing by February 15, 1997, through no fault of Landlord, and the "Base Building" (defined as the entire Building and parking facilities less Tenant's office improvements) is substantially completed on April 1, 1997, the term of this Lease shall commence on April 1, 1997. Tenant shall be allowed possession of the Building subject to the presence and activities of the contractor engaged to construct Tenant's office improvements. Tenant shall not hinder or delay said contractor. Landlord shall be allowed one day after Apr11 1, 1997, for every day after February 15, 1997, that Tenant's plans and costs are not approved by Tenant in writing within which to substantially complete said office improvements; and provided that said office improvements are substantially completed within such extended period, Tenant shall have no claim for abatement of rent pursuant to Paragraph 13 below; or any claim for a penalty under Paragraph 9 below.

         3. Rental Commencement. Base Rent shall commence to be payable on June 1, 1997 (the "Rental Commencement Date"); provided that any delay in occurrence of the Commencement Date after April 1, 1997 shall extend the Rental Commencement Date by a like number of days.

         4. Maintenance, Repairs, Expenses. Notwithstanding Sections 6.03 and
6.04 of this Lease, the Landlord shall be responsible for maintenance and repair, and replacement if necessary, of the roof, exterior walls (excluding painting), subsurface utilities and structural aspects of the Building including the floors and foundation and the replacement of any pavement and parking surfaces which fail or deteriorate to the degree that they must be replaced (as opposed to patched or repaired) unless the necessity for replacement of such surfaces arises out of Tenant's abuse as opposed to ordinary wear and tear during the Lease Term and any renewal term. Tenant will be responsible for all other expenses of maintenance and repair in accordance with Section 6.4 of this Lease. In addition, Tenant shall be responsible for payment of all operating expenses associated with the Building including without limitation the following:

            (a) Real Estate Tax applicable to the Building and the land on which it is located in accordance with Section 4.2 of this Lease;

            (b) expenses of fire and hazard insurance (including loss of rents)
                on the Building and liability insurance protecting both Tenant and Landlord in accordance with Section 4.4 of this Lease;

            (c) sprinkler security/fire protection system;

            (d) landscape maintenance (provided that Landlord, at its expense, provides the initial planting of such landscaping);

            (e) utilities in accordance with Section 4.3 of this Lease;

            (f) parking lot sweeping and lighting (electrical and maintenance)
                expense;

            (g) property management expense as provided in Section 4.8 of this
                Lease.

         5. Options to Renew.

            (a) Tenant shall have the option to renew this Lease for an additional five (5) year period (the "First Renewal Term") at the end of the initial Lease Term, and the option to renew for an additional five (5) year period at the end of the First Renewal Term (the "Second Renewal Term"). Each renewal shall be on the same terms as provided herein except that the base rental during each such renewal term shall be equal to the greater of (a) 95% of the "Fair Market Rental Value" of the Building, as determined as of the first day of such renewal term pursuant to subparagraph (b) below; or (b) the rental for the immediately preceding term of the Lease. To be effective, each such option must be exercised by written notice from Tenant to Landlord not later than six months prior to the end of the then current term.

                  (b) In determining the Fair Market Rental Value of the Building, Landlord shall first inform Tenant of a proposed rental rate within ten (10) days after receipt of Tenant's notice of exercise of Tenant's renewal option. If Tenant does not agree with the proposed rental rate, then at Tenant's expense, the Fair Market Rental Value of the Building shall be determined by an appraisal done by a Member of the Appraisal Institute ("Institute") with no less than ten (10) years' experience in the Memphis, Tennessee metropolitan area, the arrangements for which must be made by Tenant and which must be completed within forty-five (45) days after receipt of Landlord's proposed rental rate ("Tenants Renewal Appraisal"). In the event that Landlord does not agree with Tenant's Renewal Appraisal, then Landlord may, at Landlord's expense, obtain another appraisal from an Institute member, with no less than ten (10) years' experience in the Memphis, Tennessee metropolitan area ("Landlord's Renewal Appraisal") which must be completed, within forty-five (45) days of receipt of Tenant's Renewal Appraisal. In the event that the two rental rates determined by Tenant's Renewal Appraisal and Landlord's Renewal Appraisal differ by less than ten percent (10%), the Fair Market Rental Rate shall be the average of the two rental rates determined by Tenant's Renewal Appraisal and Landlord's Renewal Appraisal. In the event that the two rental rates determined by Tenant's Renewal Appraisal and Landlord's Renewal Appraisal differ by greater than 10%, the appraisers designated by Landlord and Tenant shall within twenty (20) days designate a third Institute member to make a third appraisal. The Fair Market Rental Rate as determined by the appraisal of the third Institute member shall then be averaged with either Tenant's Renewal Appraisal or Landlord's Renewal Appraisal, whichever shall be closest to the appraisal of the third Institute member and the results of said averaging shall be binding on the parties. Tenant's Renewal Appraisal and Landlord's Renewal Appraisal as well as the appraisal of the third Institute member (if applicable) shall be based upon the rental rates then being charged for similar buildings in the immediate area and shall take into consideration all relevant factors including without limitation, the age of the Building, term of the renewal and the fact that Landlord will not be incurring concessions, if any, then being offered in the Market such as rent abatement and improvement allowances. Each party shall bear the expense of the appraiser designated by it with the expense of the third appraiser being shared equally by the parties.

                  (c) if Tenant is in material default under any of the terms, covenants or conditions of the Lease after notice and the expiration of the applicable grace periods on the date of giving the option notice or the date the Renewal Term(s) is to commence, the Renewal Term(s) in question shall not commence and the Lease shall expire at the end of the then existing term.

         6. Security Deposit/Application to Rent. Provided no uncured material default of Tenant then exists, at the end of each twelve month period of the Lease Term: (i) if the Security Deposit is in cash, Landlord shall apply one-sixth of the Security Deposit provided in Section 1.10 to the next due installment of base rent, which payment shall be in lieu of Tenant's Base Rent payment for such month, or (ii) if the Security Deposit is in the form of a letter of credit, the Security Deposit shall be reduced by one-sixth of the original principal amount thereof.

         7. Brokerage. Tenant has represented that its exclusive agents in this transaction are The Weston Companies and The Galbreath Company, whom Landlord has agreed under separate agreement to pay a commission in the event the Lease is executed. Except for the foregoing commissions, Tenant agrees to indemnify and hold Landlord harmless from the claims of all brokers claiming to have been engaged by Tenant in connection with this transaction.

         8. PILOT Program. Upon the request of Tenant, Landlord will cooperate with Tenant in seeking a property tax "freeze" with respect to the Building and land under the Payment in Lieu of Taxes (PILOT) Program including without limitation by entering into a quit-claim and leaseback transaction as may be necessitated by the PILOT Program. All costs associated therewith shall be borne by Tenant including all reasonable fees and charges of Landlord's attorney in connection with review and approval of the documents required to place the Building in the PILOT Program. All benefits accruing from the PILOT Program will inure to Tenant's benefit. Tenant shall assume all obligations imposed on Landlord with respect to the Property and Building by the Industrial Development Board of the City of Memphis and County of Shelby, Tennessee (except those with which Tenant cannot reasonably comply, e.g., payment of Landlord's taxes and maintaining Landlord in good standing), as a condition to receiving such tax "freeze" and Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost or expense in connection therewith.

         9. Penalty for Late Delivery. In the event Landlord is late in delivering the Base Building (as defined in Paragraph 2 above) in substantially completed condition by April 1, 1997, the Rental Commencement Date shall be extended in accordance with Rider Paragraph 3 and Landlord will credit against the Base Rent payments first due under this Lease an amount equal to $5,000.00 for each day Landlord is late. The amount of the daily penalty will increase by $5,000.00 per day if the delay continues for as much as two weeks and will increase by an additional $5,000.00 per day for each period of two weeks thereafter until Landlord has delivered the Building "substantially completed". Furthermore, for purposes of this paragraph, Landlord shall have a period of forty-five (45) days after approval by Tenant in writing of the plans and costs of Tenant's office improvements to cause said office improvements to be substantially completed. In the event Landlord is late in delivering said office improvements within said 45-day period, Landlord shall credit against the Base Rent payments first due hereunder a further $5,000.00 per day penalty (which shall increase as provided above) as provided above for late delivery of the Base Building, until said office improvements are substantially completed. Landlord will not be obligated for such penalty in the event that Landlord is prevented from delivering the Base Building on or before April 1, 1997 (the "Delivery Date") or Tenant's office improvements within said 45-day period by events beyond Landlord's reasonable control as provided in Section 13.12 of the Lease. If Landlord has not delivered the Base Building "substantially completed" by July 1, 1997, Tenant may terminate this Lease by written notice given at any time prior to November 1, 1997.

         10. Expansion.

             (a) Landlord agrees to hold available for the exclusive benefit of Tenant for a period of up to five years from the Commencement Date the land lying north of the Building shown on Exhibit C (the "Expansion Lot") for construction of an expansion of the Building of between approximately 50,000 - 100,000 square feet (the "Expansion Building"). Landlord shall hold the Expansion Lot for the first three years at no cost to Tenant. Thereafter, a payment of $20,000.00 per year shall be required to reserve the Expansion Lot for years four and five. Each such annual payment shall be made in advance, on or before the first day of each Lease Year. If Tenant fails to pay the required annual payment within thirty (30) days of its due date, Landlord's obligation to reserve such land shall terminate.

             (b) If Tenant notifies Landlord that it elects to build the Expansion Building prior to the end of the fifth lease year, Landlord shall construct the Expansion Building subject to the following conditions: (i) a building shell (the "Base Warehouse Building") substantially in accordance with the specification of the Building shall be constructed at Landlord's cost and expense; (ii) the construction of all office improvements or any upgrade to the Base Warehouse Building shall be at Tenant's cost and expense; (iii) the Expansion Building shall be between approximately 50,000 and 100,000 rentable square feet, subject to Tenant's needs, as determined by Tenant and applicable zoning, subdivision and sits conditions; (iv) the plans, specifications and construction schedule for the Expansion Building shall be mutually agreed upon between Landlord and Tenant; (v) the Expansion Building shall not be attached to the Building unless otherwise agreed.

             (c) The Base Rent for the Expansion Building will be at the then Fair Market Rental Value computed in accordance with the provisions of Paragraph 5(b) of this Rider. The security for the Expansion Building will be determined as follows: (i) twelve months of the initial Base Rent if the net worth as shown on the consolidated financial statements of Genesis Direct, Inc. ("GDI") at the time of the commencement of the lease for the Expansion Building (the "Expansion Commencement") is $10,000,000.00 or less; (ii) six months of the initial Base Rent if the net worth as shown on the consolidated financial statements of GDI at the Expansion Commencement is greater than $10,000,000.00. One-sixth of the security for the Expansion Building lease will be returned at the end of each 12 month period under the Expansion Lease in accordance with the provisions of Paragraph 6 of this Rider. Otherwise, the Expansion Building will be leased on substantially the same terms and conditions of this Lease.

             (d) The term of the lease of the Expansion Building shall be the greater of (i) seven (7) years from the date of Expansion Commencement and
(ii) a term expiring on the Expiration Date, in the event that the term of the lease of the Expansion Building extends beyond the Expiration Date, Tenant shall be deemed to have exercised its option for the First Renewal Term, the length of which shall be adjusted so that it shall be coterminous with the then remaining term of the lease of the Expansion Building. Thereafter, Tenant shall have options to renew this Lease as to either or both the Building and the Expansion Building (as if this Lease and the lease for the Expansion Building were two (2) separate and distinct leases) for two periods of five (5) years each, upon the terms and at the base rental determined according to Paragraph 5(a) above, except that if the First Renewal Term is adjusted to a term less than five (5) years, as provided in the second (2nd) sentence of this Paragraph 10(d), Tenant shall have the option to renew this Lease (but not the lease for the Expansion Building) for a "Third Renewal Term" of five (5) years, upon the terms and at the base rental determined according to Paragraph 5(a) above. Each of said options must be exercised as provided in said Paragraph 5(a) to be effective.


         11. Payment of Option Cancellation Fee. In addition to all other payments required hereunder, Tenant shall pay to Landlord upon execution of this Lease the sum of $162,000.00 being one-half of the fee to be paid to Honeywell Inc. in consideration of relinquishment by Honeywell Inc. of the option/right of refusal it currently holds on the Building; provided that in consideration thereof, Landlord shall deliver to Tenant a copy of an executed amendment to the Honeywell Inc. lease, in recordable form, terminating all rights of Honeywell with respect to the Building.

         12. Landlord's Construction Warranty. Landlord shall repair or replace any defects in materials or workmanship in the Building or in any of its systems of which Landlord receives notice within one (1) year of the date of substantial completion of the Building. Landlord and Tenant shall share equally the cost of repairing any defects in materials or workmanship in the Building systems [i.e., HVAC, sprinkler, plumbing, and lighting (but not light bulbs and not including any fixtures, wiring or equipment installed by Tenant)] of which Landlord receives notice between the first and third anniversaries of substantial completion of the Building. Landlord shall have no liability for any consequential damages suffered by Tenant as a result of any such defect nor any liability for damages to Tenant's property; however, Landlord will assign to Tenant any right of Landlord to recover for any such damages against Landlord's contractor or such contractor's insurance carrier upon request. Nothing in this paragraph is intended to limit Landlord's obligations under Paragraph 4 of this Rider.

         13. Abatement of Rent When Tenant is Prevented from Using Premises. In addition to Tenant's rights under Section 7.3, in the event that Tenant is prevented from using, and does not use, the Building or any portion thereof, for ten (10) consecutive business days (the "Eligibility Period") as a result of any repair, maintenance or alteration performed by Landlord after the date hereof and required by this Lease, which substantially interferes with Tenant's use of the Building, then the Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Building or any portion thereof, in the proportion that the area of the portion of the Building that Tenant is prevented from using and does not use, bears to the total area of the Building.

14. Optional Parking Areas. Tenant shall have the option, exercisable at any time during the period commencing on the date of this Lease and ending on the fifth (5th) anniversary of the Commencement Date, by written notice to Landlord, to require Landlord to pave and stripe for parking the two areas indicated on Exhibit "D" attached hereto and made a part hereof. In the event Tenant exercises such option, Landlord shall promptly pave and stripe such areas, and upon the completion of such work, Tenant shall pay to Landlord, as Additional Rent, the reasonable out-of-pocket expenses paid by Landlord for same, as substantiated by paid invoices and other evidence reasonably satisfactory to Tenant. If Tenant exercises such option within thirty (30) days after the date of this Lease, Landlord agrees that the expense for such paving and striping shall be $178,000.00, which shall be paid to Landlord on the Commencement Date of this Lease (provided that such work has been substantially completed by the Commencement Date), and which shall be in addition to all other amounts due from Tenant to Landlord as elsewhere in this Lease provided. If such option is exercised, the additional parking area shown on Exhibit D which is located on the Expansion Lot shall become a part of the Property demised hereunder for the entire term of this Lease and any extension thereof pursuant to Tenant's renewal options (regardless of whether or not Tenant exercises its rights under Paragraph 10 above, but, except for the cost of paving and striping, there shall be no additional, or increases of, Base Rent or Additional Rent, including, without limitation, any payments of Real Property Tax attributable to parking area located on the expansion lot, notwithstanding anything contained in the Lease or this Rider which may be deemed to the contrary.


                               LANDLORD:

                                      CORPORATE ESTATES, INC.

                                      By: /s/ Linda M. Stanley
                                         ----------------------------
                                          Linda M. Stanley, President


                                       MITCHELL INVESTMENTS, LLC

                                       By: /s/ Dudley Mitchell
                                          ---------------------------
                                           Dudley Mitchell, Chief Manager


                               TENANT:

                                       GENESIS DIRECT NINE, LLC

                                       By: Genesis Direct, Inc.
                                          ---------------------------
                                       Its: Managing Member
                                           --------------------------

                                       By:  /s/ Hunter Cohen
                                          ---------------------------
                                       Its: EVP, COO
                                           --------------------------

                               AMENDMENT TO LEASE

        THIS AMENDMENT TO LEASE is made and entered into as of December 19, 1997, by and between CORPORATE ESTATES, INC., a California corporation ("Corporate Estates"), MITCHELL INVESTMENTS, LLC, a Tennessee limited liability company ("Mitchell"), DR. CHARLES KESSINGER, an individual residing in California and J & C INVESTMENTS, L.L.C., a California limited liability company (collectively, the "Lessor")~ and GENESIS DIRECT MEMPHIS OPERATIONS, LLC, a Delaware limited liability company (f/k/a Genesis Direct Nine, LLC) (herein called "Lessee").

                             W I T N E S S E T H:

           WHEREAS, Lessor is the owner of certain real property (the "Premises") situated in the County of Shelby, State of Tennessee, and more particularly described in Exhibit "A" attached hereto; and

           WHEREAS, Corporate Estates and Mitchell (as predecessors in interest to Lessor) and Lessee have entered into a Lease Agreement dated February 14, 1997 (herein referred to as the "Sublease") by which Lessor has leased the Premises to Lessee; and

           WHEREAS, Lessor has, effective this date, by Special Warranty Deed conveyed the Premises to the Industrial Development Board of the City of Memphis and County of Shelby, Tennessee (the "IDB"), and the IDB has, in turn, leased the Premises back to Lessor pursuant to that certain Real Property Lease Agreement (the "Base Lease") effective this date, by and between the IDB, as lessor, and Lessor, as lessee: and

           WHEREAS, Lessor and Lessee desire to enter into this Amendment to Lease to confirm the demise of the Premises to Lessee as a sublease, subject to all of the rents, terms and conditions of the Base Lease and to further amend the Sublease as hereinafter set forth.

           NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lessor and Lessee hereby agree as follows:

1.  Confirmation of Sublease. Lessor and Lessee hereby confirm that,
    ------------------------
    except as amended by this instrument, the Sublease shall continue in full force and effect as a sublease, subject to all the terms and provisions of the Base Lease.

2.  Additional Obligations. The Sublease is hereby amended to provide
    ----------------------
    that, subject to the provisions of this Section 2 and Section 3 hereof, in addition to the rents and obligations of Lessee under the Sublease, the Lessee shall also assume all of the rents and obligations of the Lessor, in its capacity as a lessee, under the terms of the Base Lease (except as
    further provided in this Section 2 and except that for so long as the Base Lease is in effect, the Lessee's obligation to make the rental and other payments provided for in the Base Lease shall be in lieu of Lessee's obligations to reimburse Lessor for real and personal property taxes paid by Lessor, as provided in Section 4.2 of the Sublease) without diminishing the other rental obligations in the Sublease. These assumed obligations shall include, but are not limited to: (a) the payment of all Basic Rent under
    Section 4.01(2) of the Base Lease, (b) payment of all ad valorem taxes and payments in lieu of taxes described in Article IV and VI of the Base Lease,
    (c) payment of all costs and expenses required under the Base Lease to exercise the option to purchase contained in the Base Lease (including the Option Price of One Thousand Dollars, recording expenses for a quit claim deed and reasonable attorney fees of counsel for Lessor and the IDB but
                                                                        ---
    excluding the payment of the principal and accrued interest then due and owing under the Note (as defined in the Base Lease) which shall be paid by Lessor), and (d) all indemnification and reimbursement due from Lessor to the IDB under the Base Lease including, but not limited to, Sections 5.03,
    6.01 and 6.02 of the Base Lease, except to the extent the same are attributable to the acts or omissions of the Lessor. Such assumed obligations shall be subject to the following provisions:

    (i) The Base Lease obligations so assumed by the Lessee shall be in the nature of Additional Rent under the Sublease, payable as the same become due under the Base Lease, and discharged by direct remittance to, or performance for the benefit of the IDB.

    (ii) Such assumed obligations shall not abate, notwithstanding the terms of the Sublease, unless (and only to the extent that) an abatement is expressly provided under the terms of the Base Lease.

    (iii) Lessee shall at all times throughout the term of the Base Lease maintain and cause the Project to constitute a "Project" within the meaning of Section 7-53-101 of the Tennessee Code Annotated.

    (iv) Notwithstanding any other provision contained herein or in the Sublease or Base Lease, Lessee shall not be liable or responsible under this Amendment for (i) any obligations or liabilities of Lessor contained in the Base Lease which are also the obligations or liabilities of Lessor under the Sublease (collectively, the "Lessor Sublease Obligations"); or (ii) payment of Basic Rent payable by lessee under Section 4.01(1) of the Base Lease.

3.  Obligations of Lessor. Notwithstanding the foregoing, Lessor shall be
    ---------------------
    responsible for (i) through (v) hereinbelow and Lessor shall not be released in any way from any liability, obligation, expense or damages incurred by Lessee as a result of Lessor's failure to comply with the following obligations of Lessor:

    (i) Lessor shall be required to execute such documents (with such reasonable assurances and indemnities required of the Lessee), respond to notices and notify the Lessee, or take such other ministerial acts as may be required to maintain the Base Lease, all at the Lessee's cost and expense.

    (ii) Lessor shall not, by its acts or omissions, terminate or void the Base Lease unless the Lessee has so requested or an event of default has occurred under the Sublease.

    (iii) Lessor shall not, by its acts or omissions, cause or allow an event of default (as defined in the Base Lease) to occur under the Base Lease.

    (iv) Lessor shall forward to Lessee, within ten (10) business days of receipt by Lessor, copies of all notices received by Lessor under the Base Lease.

    (v) Lessor shall perform all of the Lessor Sublease Obligations, at Lessor's sole cost and expense.

          Notwithstanding the foregoing, or any other provision of this Amendment, but subject to the express provisions of the Sublease, Lessor shall at all times be responsible and fully liable for any and all claims, damages, expenses, liabilities and demands resulting from Lessor's negligence or intentional misconduct and any liability arising in connection with the Lessor Sublease Obligations, and nothing contained in the Base Lease or this Amendment shall in any way release Lessor from, or limit Lessor's liability for, any liability resulting from Lessor's negligence or intentional misconduct or any liability arising in connection with the Lessor Sublease Obligations.

4.        No Amendment to Base Lease. It is hereby agreed by the Lessor and
          --------------------------
          Lessee that no amendment or modification to the Base Lease shall be effective unless such amendment or modification is in writing and is executed by Lessor and Lessee. Any amendment or modification which does not comply with the preceding sentence shall be deemed void and of no force and effect.

5.        Termination of Base Lease. (i) Upon the exercise by Lessor of the
          -------------------------
          purchase option set forth in the Base Lease, the Base Lease shall be terminated in all respects and shall have no further force and effect (except for terms which expressly survive such termination) but the Sublease shall continue in full force and effect in accordance with its terms as a lease and shall govern the rights and liabilities of the Lessor and Lessee as to the Premises.

                    (ii) Upon a termination of the Sublease for any reason, Lessor agrees to use its best efforts to exercise the purchase option contained in the Base Lease and purchase the Premises from the IDB.

                    (iii) Upon the written request of Lessee at any time during the term of the Sublease, Lessor agrees to exercise the purchase option contained in the Base Lease.

6.        Tenant's Obligations to Monitor Option Dates. The Lessee shall
          --------------------------------------------
          undertake full responsibility to monitor the termination date of the Base Lease and shall take all necessary steps to exercise, on behalf of the Lessor, the option to repurchase the Premises as provided in the Base Lease, upon the termination of the Base Lease. The Lessee shall give notice to the Lessor in a timely fashion to allow the Lessor to take necessary steps to join with the Lessee in the exercise of the option, and the Lessee shall indemnify the Lessor against any loss which may arise as a result of the failure of the Lessee to initiate actions to exercise the Base Lease purchase option.


                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

  7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same instrument.

           IN WITNESS WHEREOF, Lessor and Lessee have each duly executed this Amendment to Lease as of the day and year first above written.

                                GENESIS DIRECT MEMPHIS OPERATIONS,

                                LLC

                                By /s/ Barry Curtis
                                   ----------------------------------
                                Title  CFO
                                     --------------------------------

                                CORPORATE ESTATES, INC.

                                By: /s/ Linda M. Stanley
                                   ----------------------------------
                                Title   President
                                     --------------------------------

                                MITCHELL INVESTMENTS, LLC

                                By: /s/ Dudley Mitchell
                                   ----------------------------------
                                Title   Chief Manager
                                   ----------------------------------

                                J & C INVESTMENTS, L.L.C.

                                By: /s/ Charles Kessinger
                                    -----------------------------------
                                Title:  Owner
                                      ---------------------------------

                                /s/ CHARLES KESSINGER
                                ---------------------------------------
                                DR. CHARLES KESSINGER